EXHIBIT 21



                        SUBSIDIARIES





                        Jurisdiction of       Name Under Which
        Name             Incorporation           Business is
                                                  Conducted


  Retail Assurance          Bermuda           Retail Assurance
    Group, LTD.                                  Group, LTD.